SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 March 30, 2004
                        (Date of earliest event reported)


                          SmartVideo Technologies, Inc.
             (Exact name of Registrant as specified in its charter)


       Delaware                   000-26809            91-1962104
(State of incorporation or   (Commission File No.)   (IRS Employer
     organization)                                    Identification No.)


                               1650 Oakbrook Drive
                                    Suite 405
                               Norcross, GA 30093
                    (Address of principal executive offices)


                                 (770) 729-8777
              (Registrant's telephone number, including area code)



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Item 7.           Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

                  None.

(b) Pro forma financial information.

                  None.

(c)   Exhibits.

         The following item is furnished as an Exhibit to this Report:

99.1 Press release dated March 30, 2004 announcing that the Company will be restating its financial statements for its fiscal year ended December 31, 2002 and the quarters ended March 31, June 30 and September 30, 2003 in order to correct the Company's accounting treatment for deferred compensation relating to the grant of the Company's common stock to a former advisor in November 2002.

Item 9.           Regulation FD Disclosure

         During the quarter ended March 31, 2004, the Company re-evaluated its 2003 and 2002 annual financial statements. As a result of such review, the Company determined that, in good faith, it applied improper accounting treatment with respect to deferred compensation attributable to the stock-based compensation generated from the Company's grant of shares of its common stock to a former advisor in November 2002. Consequently, the Company is amending and restating its December 31, 2002 annual financial statements and March 31, June 30, and September 30, 2003 quarterly financial statements. The restatement has no impact on the Company's 2003 and 2002 consolidated statement of operations, including its net losses and net losses per share.

         In connection with the engagement of a new accounting firm and the review of the Company's financial statements, the Company has concluded that it was preferable to account for the value of the deferred compensation, which amounted to approximately $1.4 million at the time of grant, as a contra-equity account instead of a prepaid expense, as originally recorded. Accordingly, the Company has adjusted its balance sheet at December 31, 2002, to decrease prepaid expenses by approximately $1,315,000 with a corresponding increase in the deferred compensation shown as a contra-equity account. The adjustment has no impact on the balance sheet as of December 31, 2003.

     The Company will file within 30 days amendments to the following filings:
     o    Form 10-KSB for the fiscal year ended December 31, 2002

     o Form 10-QSB for the quarterly periods ended March 30, June 30, and September 30, 2003.

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Exhibit     Exhibit Description

99.1 Press release dated March 30, 2004 announcing that the Company will be restating its financial statements for its fiscal year ended December 31, 2002 and the quarters ended March 31, June 30 and September 30, 2003 in order to correct the Company's accounting treatment for deferred compensation relating to the grant of the Company's common stock to a former advisor in November 2002.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SMARTVIDEO TECHNOLOGIES, INC.



                                       By: /s/ Richard E. Bennett, Jr.
                                           ---------------------------
                                       Name:   Richard E. Bennett, Jr.
                                       Title:  President & CEO


Date:  March 30, 2004




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EXHIBIT INDEX

Exhibit                    Description

99.1 Press release dated March 30, 2004 announcing that the Company will be restating its financial statements for its fiscal year ended December 31, 2002 and the quarters ended March 31, June 30 and September 30, 2003 in order to correct the Company's accounting treatment for deferred compensation relating to the grant of the Company's common stock to a former advisor in November 2002.




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